Exhibit 99.2

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

Pursuant to 18 U.S.C.ss. 1350, as adopted pursuant to
ss. 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing with the Securities and Exchange Commission of the Quarterly Report of Lenox Bancorp (the “Company”) on Form 10-QSB for the period ending September 30, 2002 (the “Report”), I, John C. Lame, Chief Executive Officer and President of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/John C. Lame
John C. Lame, Chief Executive Officer
and President

November 5, 2002

End of Filing

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